UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2011

Dillard’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Cantrell Road Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

(501) 376-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

Dillard’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 21, 2011, at which stockholders considered and approved the following items:

1.     Election of Directors

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
Class A. Nominees:
R. Brad Martin	38,713,775	5,849,939	498,321
Frank R. Mori	27,488,156	17,072,529	501,350
J.C. Watts, Jr.	43,884,276	1,149,272	28,487
Nick White	43,653,979	906,448	501,608

Class B Nominees:
Robert C. Connor	4,009,968	—	—
Alex Dillard	4,009,968	—	—
Mike Dillard	4,009,968	—	—
William Dillard, II	4,009,968	—	—
James I. Freeman	4,009,968	—	—
H. Lee Hastings, III	4,009,968	—	—
Drue Matheny	4,009,968	—	—
Warren A. Stephens	4,009,968	—	—

Other Proposals

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
2. Advisory vote on the compensation of the Company’s named executive officers:	47,760,871	517,540	793,592

3.               Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers:

Number of Shares Voted for One Year	Number of Shares Voted for Two Years	Number of Shares Voted for Three Years	Number of Shares Abstained

22,819,947	56,732	25,405,576	789,748

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD’S, INC.

DATED: May 26, 2011	By:	/s/ James I. Freeman
	Name:	James I. Freeman
	Title:	Senior Vice President & Chief Financial Officer